Exhibit 10.3

AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 1”) dated as of December 9, 2001 by and among the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Agent, Lenders and AEP Industries Inc. (“Borrower”) have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated November 20, 2001, by and among Agent, Lenders and Borrower (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Agent and Lenders want to amend certain provisions in Section 12 of the Loan Agreement;

WHEREAS, pursuant to Section 11.3 of the Loan Agreement, amendments with respect to any provision of Section 12 of the Loan Agreement do not require the agreement of Borrower;

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Definitions.                                  For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1 to Loan and Security Agreement.

Section 2.                                            Amendments to Loan Agreement

2.1                                 Additional Loans.  The reference to the figure “$15,000,000” in Section 12.8(c) of the Loan Agreement is hereby deleted and replaced with the following: “$8,500,000”.

2.2                                 Encumbrances.  The reference to the figure “$15,000,000” in Section 12.11(a)(ii) of the Loan Agreement is hereby deleted and replaced with the following: “$8,500,000”.

Section 3.                                            Provisions of General Application

3.1                                 Effect of this Amendment.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control.  The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

3.2                                 Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

3.3                                 Binding Effect.  This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.4                                 Counterparts.  This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

CONGRESS FINANCIAL CORPORTION, as Agent and as Lender

BY:

Title:

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